JOINT FILING INFORMATION


Reporting Person:          STELLIAM INVESTMENT MANAGEMENT LP

Address:                   31 WEST 52 STREET
                           16TH FLOOR
                           NEW YORK, NY 10019

Designated Filer:          STELLIAM INVESTMENT MANAGEMENT LP

Issuer and Symbol:         EXPRESSJET HOLDINGS, INC. (XJT)

Date of Event
Requiring Statement:       04/02/09


Signature:                 /s/ Gregg Kudisch
                           ---------------------------------------
                           Gregg Kudisch, Chief Financial Officer




Reporting Person:          ROSS MARGOLIES

Address:                   31 WEST 52 STREET
                           16TH FLOOR
                           NEW YORK, NY 10019

Designated Filer:          STELLIAM INVESTMENT MANAGEMENT LP

Issuer and Symbol:         EXPRESSJET HOLDINGS, INC. (XJT)

Date of Event
Requiring Statement:       04/02/09


Signature:                 /s/ Ross Margolies
                           --------------------------------------